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                                                                    Exhibit 23.1


                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]




February 26, 2004


Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form F-3 of CanWest Media Inc. and the additional registrants identified therein of our auditors' report dated October 31, 2003, relating to the consolidated financial statements of CanWest Media Inc., as of and for the years ended August 31, 2003 and 2002 which appears in the Annual Report for the year ended August 31, 2003 on Form 20-F of CanWest Media Inc. We also consent to the incorporation by reference in such Registration Statement of our Comments by Auditors on Canada-U.S. Reporting Differences dated October 31, 2003, which appears in the Annual Report for the year ended August 31, 2003 on Form 20-F of CanWest Media Inc. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.


/s/ Pricewaterhousecoopers LLP

Chartered Accountants






PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.